UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 27, 2010

American Life Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-50196	52-2177342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 South Pompano Parkway, Suite 277, Pompano Beach, FL	33069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954)840-8372

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2010 Mr. Randy Schneider was elected to the Board of Directors of American Life Holding Company, Inc. (“ALFE”).  Mr. Schneider, 37, has been the president and director of Kazore Holdings, Inc., a web development, graphic design and marketing company, since March 10, 2010. From  February 2009 to March 2010, Mr. Schneider was a managing member of Kazore LLC, DBA Full Spectrum Media, a web development, graphic design and marketing company founded by Mr. Schneider which was acquired by Kazore Holdings, Inc. in March 2010. Since April 16, 2010, Mr. Schneider has been director of Trans Global Group, Inc. (TGGI/PK) an incubation company that acquires businesses for development and parent corporation to Kazore Holdings, Inc.  Currently TGGI has three operating subsidiaries Kazore Holdings, Inc., Ecosafe Insulation of FL, LLC and All Weather Insulation, Inc. Since January 2010, Mr. Schneider has been managing member of Pressfish, LLC, an email marketing company. From January 2005 to September 2008, Mr. Schneider was president of Full Spectrum Media, Inc., a web development, graphic design and marketing company founded by Mr. Schneider. From February 1999 to September 2007, Mr. Schneider was owner, president and director of Randport, Inc., a marketing company. From December 2005 to September 2007, Mr. Schneider was director of Generator Nation, Inc., a company that sold generators. From March 2005 to September 2008, Mr. Schneider was vice president and director of E-Bove, Inc., a marketing company that promoted car dealerships.  From March 2005 to September 2008, Mr. Schneider was vice president and director of 3-Spear, Inc., a web design company.  From November 2004 to September 2005, Mr. Schneider was owner and director of Media Intersection, Inc., a software company.

Mr. Schneider was appointed to the Board of Directors in contemplation of the prospective acquisition of Kazore Holdings, Inc. (described below), a company which Mr. Schneider serves as president and director.

Item 8.01	Other Events

On May 27, 2010, we entered into a non-binding letter of intent as to a prospective acquisition of 100% of the capital stock of Kazore Holdings, Inc. (“Kazore Shares”) in exchange for  shares of  our common stock. The amount of ALFE shares to be issued by us in exchange for the Kazore Shares will be determined and based on the closing bid price of the ALFE Shares and the value of the Kazore Shares  on the day the audited financial statements of Kazore Holdings, Inc. are completed.   Kazore Holdings, Inc. is a wholly-owned subsidiary of Trans Global Group, Inc. (“TGGI/PK”) and is engaged in the design, development and hosting of marketing software technology through its wholly-owned subsidiary Kazore, LLC, DBA Full Spectrum Media.  Mr. Schneider, our newly appointed director is also president and director of Kazore Holdings, Inc. and former managing member of Kazore LLC. Completion of the acquisition will be contingent upon certain closing conditions including normal due diligence considerations, completion of audited financial statements for Kazore Holdings, Inc., and execution of definitive agreements by the parties on or before August 1, 2010.  There can be no assurances that an acquisition agreement or a closing will occur based on satisfaction of these conditions. In addition, the definitive agreements will provide that, subject to Nevada Revised Statutes Section 78.288, within sixty (60) days following the closing ALFE shall use its best efforts to file a registration statement with the Securities and Exchange Commission to register the ALFE Shares for distribution by TGGI to the shareholders of TGGI.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Letter of Intent between American Life Holding Company, Inc., Trans Global Group, Inc. and Kazore Holdings, Inc. dated May 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Life Holding Company, Inc.

Date: June 15, 2010	By: /s/ Manuel B. Losada
Manuel B. Losada, President